Power of Attorney
[Original Chinese language text omitted]

Form of
Power of Attorney

Whereas:

1.
Fujian Across Express Information Technology Co., Ltd. (formerly named as “Fuzhou Shoushan Waterfall Group EM Polder Co., Ltd.”, hereinafter the "WFOE"), I (CHENG Zheng, a Chinese citizen with Chinese Identification Card No.: 350103197103110058), Fujian Fenzhong Media Co., Ltd. (formerly named as “Fuzhou Fenzhong Co., Ltd.”, the “Fujian Fenzhong”) and [________], another shareholder of Fujian Fenzhong  (together with I, the“Shareholders of Fujian Fenzhong”), entered into two agreements on November 2, 2003 and December 1, 2003 respectively (collectively the “Year 2003 Agreements”); as provided in the Two Agreements, [________] and I shall authorize the WFOE or its designee(s) to exercise all our rights of shareholding in Fujian Fenzhong; and [________] and I shall not exercise such rights by ourselves without WFOE’s written consent (the “Authorization Arrangements”).

Power of Attorney

2.
I, being the signing party to the foregoing Two Agreements, agree that this Power of Attorney and another Power of Attorney executed on the same date by [________], another shareholder of Fujian Fenzhong, collectively constitute the supplementary to the foregoing Two Agreements regarding the Authorization Arrangements as set forth thereunder.

Now, therefore, I agree and execute this Power of Attorney as follows:

I, [________], a Chinese citizen with Chinese Identification Card No.: [________], and a holder of 80/20% of the entire registered capital in Fujian Fenzhong ("My Shareholding"), hereby irrevocably authorize the WFOE to exercise the following rights relating to My Shareholding during the term of this Power of Attorney:

WFOE is hereby authorized to act on behalf of myself as my exclusive agent and attorney with respect to all matters concerning My Shareholding, including without limitation to: 1) attend shareholders' meetings of Fujian Fenzhong; 2) exercise all the shareholder's rights and shareholder's voting rights I am entitled to under the laws of China and Fujian Fenzhong's Articles of Association, including but not limited to the sale or transfer or pledge or disposition of My Shareholding in part or in whole; and 3) designate and appoint on behalf of myself the legal representative (chairperson), the director, the executive director, the supervisor, the chief executive officer and other senior management members of Fujian Fenzhong.

Power of Attorney

Without limiting the generality of the powers granted hereunder, WFOE shall have the power and authority under this Power of Attorney to execute the Transfer Contracts stipulated in Exclusive Option Agreement (refer to the Exclusive Option Agreement executed by and among the WFOE, Fujian Fenzhong and myself on the date of this Power of Attorney), to which I am required to be a party, on behalf of myself, and to effect the terms of the Share Pledge Agreement (executed by and among the WFOE, Fujian Fenzhong and myself) and Exclusive Option Agreement (executed by and among the WFOE, Fujian Fenzhong and myself), both dated the date hereof, to which I am a party.

All the actions associated with My Shareholding conducted by WFOE shall be deemed as my own actions, and all the documents related to My Shareholding executed by WFOE shall be deemed to be executed by me.  I hereby acknowledge and ratify those actions and/or documents by WFOE.

WFOE is entitled to re-authorize or assign its rights related to the aforesaid matters to any other person or entity at its own discretion and without giving prior notice to me or obtaining my consent.

This Power of Attorney is coupled with an interest and shall be irrevocable and continuously valid from the date of execution of this Power of Attorney, so long as I am a shareholder of Fujian Fenzhong.

During the term of this Power of Attorney, I hereby waive all the rights associated with My Shareholding, which have been authorized to WFOE through this Power of Attorney, and shall not exercise such rights by myself.

Power of Attorney

This Power of Attorney is written in Chinese and English; in case there is any conflict between the Chinese version and the English version, the Chinese version shall prevail.

[________]

By:

April 17, 2009

Witness: _________________

Name: ___________

April 17, 2009